Exhibit 99.1

M-tron Industries, Inc. Announces Preliminary Results of Rights Offering

ORLANDO, Florida (April 21, 2026) – M-tron Industries, Inc. (NYSE American: MPTI) ("Mtron" or the "Company"), a U.S.-based designer and manufacturer of highly-engineered electronic components and solutions for the aerospace and defense, avionics, and space industries, announced today the preliminary results of its previously announced rights offering (the "Rights Offering"). The Rights Offering commenced on March 31, 2026 and expired in accordance with its terms at 5:00 p.m., Eastern Time, on April 20, 2026 (the "Expiration Date").

According to Computershare Trust Company, N.A. (the "Subscription Agent"), as of the Expiration Date, 2,700,249 basic subscription rights were exercised to purchase an aggregate of 540,049 shares of the Company’s common stock, par value $0.01 (the "Common Stock"), and 791,976 additional shares of Common Stock were subscribed for under the oversubscription privilege, subject to proration (the "Oversubscription Privilege").

The Rights Offering was oversubscribed. Pursuant to the terms of the Rights Offering, subscription rights holders ("Rightsholders") who exercised their Oversubscription Privilege will receive the available shares of Common Stock pro rata among such oversubscribing Rightsholders in proportion to the number of shares of Common Stock that each such Rightsholder requested in the Oversubscription Privilege. Excess amounts for any oversubscribed shares of Common Stock will be refunded to applicable Rightsholders as soon as practicable via check without interest or deduction.

The shares of Common Stock to be issued at the closing of the Rights Offering will be purchased at the subscription price of $59.00 per share. The Company expects the Subscription Agent to distribute the shares of Common Stock and the proceeds from the Rights Offering on or about April 24, 2026, subject to customary closing conditions.

The results of the Rights Offering are preliminary and subject to change pending finalization of subscription procedures by the Subscription Agent. The Company expects to file a Current Report on Form 8-K on or about April 24, 2026, that will include the final results of the Rights Offering.

If a Rightsholder did not exercise its subscription rights prior to the Expiration Date, such rights have expired and are void and have no value. Rightsholders who have participated in the Rights Offering should expect to see the shares of Common Stock issued to them in uncertificated book-entry form. Any excess subscription payments received by the Subscription Agent will be returned by the Subscription Agent to such Rightsholder via check without interest or deduction.

The Rights Offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-284635) (the "Registration Statement"), the prospectus forming a part of the Registration Statement (the “Prospectus”), and the prospectus supplement relating the Rights Offering (the "Prospectus Supplement"), which was filed with the Securities and Exchange Commission (the "SEC") on March 30, 2026.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the rights, Common Stock, or any other securities, nor shall there be any offer, solicitation, or sale of the rights, Common Stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The Rights Offering was made only by means of the Prospectus and the Prospectus Supplement, copies of which were distributed to all eligible rights holders as of the record date for the Rights Offering, and may be obtained free of charge at the website maintained by the SEC at www.sec.gov.

About Mtron

M-tron Industries, Inc. (NYSE American: MPTI) designs, manufactures, and markets highly engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, Mtron provides close support to its customers throughout our products' entire life cycle, including product design, prototyping, production, and subsequent product upgrades. Mtron has design and manufacturing facilities in Orlando, Florida, and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India. For more information, visit www.mtron.com.

Cautionary Note Concerning Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to Mtron, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by Mtron with the Securities and Exchange Commission, including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K as filed with the SEC on March 26, 2026. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. Mtron undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

M-tron Industries, Inc. Investor Relations
ir@mtron.com

Cameron Pforr
Chief Executive Officer